Exhibit 12.1

COMER LAW FIRM

d/b/a KEVIN A COMER, ATTORNEY AT LAW, PA

2135 ½ 2nd Avenue North	kevin@comer.work

St. Petersburg FL 33713	727-729-2719

OPINION OF COUNSEL

UNATION, Inc.

12802 Tampa Oaks Boulevard, Suite 405

Tampa, Florida 33637

Re: Offering Statement on Form 1-A UNATION, Inc.

Ladies and Gentlemen:

We have acted as counsel to UNATION, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of an Offering Statement on Form 1-A (the “Offering Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering (the “Offering”) of up to $20,000,000 of revenue-backed convertible securities (the “Securities”).

This opinion is furnished as Exhibit 3.1 to the Offering Statement.

1. Documents Examined

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

●	The Offering Statement, including the Offering Circular contained therein;

●	The Certificate of Incorporation of the Company;

●	The Bylaws of the Company;

●	Resolutions of the Board of Directors authorizing the Offering and issuance of the Securities;

●	The form of Subscription Agreement;

●	The form of Escrow Agreement;

●	The form of the Securities; and

●	Such other documents, records, certificates, and instruments as we have deemed necessary or appropriate for purposes of this opinion.

2. Assumptions

In rendering this opinion, we have assumed:

●	The genuineness of all signatures;

●	The authenticity of all documents submitted to us as originals;

●	The conformity to originals of all documents submitted as copies;

●	The legal capacity of all natural persons; and

●	That the Offering will be conducted in accordance with the Offering Statement and applicable law.

3. Qualifications

This opinion is subject to the following qualifications:

●	We express no opinion as to the accuracy or completeness of the Offering Statement or any disclosures contained therein;

●	We express no opinion as to compliance with federal or state securities laws, except as expressly set forth in this opinion;

●	The enforceability of the Securities may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally; and

●	The enforceability of the Securities is subject to general principles of equity.

4. Opinion

Based upon and subject to the foregoing, we are of the opinion that:

(a) Corporate Status

The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

(b) Corporate Power and Authority

The Company has the corporate power and authority to:

●	Conduct its business as described in the Offering Statement; and

●	Issue the Securities in connection with the Offering.

(c) Authorization

The issuance of the Securities has been duly authorized by all necessary corporate action of the Company.

(d) Valid Issuance

When:

●	The Offering Statement has been qualified by the Securities and Exchange Commission;

●	The Securities have been issued and sold in accordance with the Offering Statement and the Subscription Agreement; and

●	The Company has received the consideration therefor; the Securities will be validly issued in accordance with the terms of the Offering Statement.

(e) Nature of the Securities

The Securities are structured as revenue-backed contractual participation instruments and are not debt obligations of the Company. The Securities do not provide fixed or guaranteed returns and are subject to the terms and conditions described in the Offering Statement, including revenue-based participation and conversion features.

(f) Enforceability

The Securities, when issued in accordance with the Offering Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to:

●	Applicable bankruptcy, insolvency, reorganization, and similar laws affecting creditors’ rights generally; and

●	General principles of equity.

5. Scope of Opinion

This opinion is limited to applicable federal law of the United States and the laws of the State of Delaware, as interpreted by us. With respect to Delaware law, we have relied, to the extent we deem appropriate, upon the opinions of counsel admitted to practice in the State of Delaware.

6. Consent

We hereby consent to:

●	The filing of this opinion as Exhibit 3.1 to the Offering Statement; and

●	The reference to our firm under the caption “Legal Matters” in the Offering Circular.

In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

COMER LAW FIRM

By:	/s/ Kevin Comer
Name:	Kevin Comer
Title:	Managing Partner

May 1, 2026

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